    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2004

                                                      REGISTRATION NO. 333     -

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          UNITED PARCEL SERVICE, INC.
             (Exact name of Registrant as Specified in Its Charter)

                          DELAWARE                                                    58-2480149
              (State or Other Jurisdiction of                                      (I.R.S. Employer
               Incorporation or Organization)                                    Identification No.)

                             ---------------------
                           55 Glenlake Parkway, N.E.
                             Atlanta, Georgia 30328
                                 (404) 828-6000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                                 ALLEN E. HILL
                          UNITED PARCEL SERVICE, INC.
                           55 GLENLAKE PARKWAY, N.E.
                             ATLANTA, GEORGIA 30328
                                 (404) 828-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------
                                   COPIES TO:
                                JEFFREY M. STEIN
                              KING & SPALDING LLP
                           191 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM         PROPOSED MAXIMUM
     TITLE OF EACH CLASS             AMOUNT TO BE               OFFERING                AGGREGATE                AMOUNT OF
OF SECURITIES TO BE REGISTERED        REGISTERED           PRICE PER SHARE(1)       OFFERING PRICE(1)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Class A common stock, $.01 par
  value
  per share.............          30,000,000 shares              $72.27               $2,168,100,000            $274,698.27
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) and (i) under the Securities Act of 1933, as amended, on the basis of the high and low sales price of the Registrant's Class B Common Stock on January 23, 2004. The shares of Class A common stock are convertible into shares of Class B common stock, and in this offering, the shares will be sold on the basis of the closing price of the Class B common stock on each date of sale.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                   (UPS LOGO)

                          UNITED PARCEL SERVICE, INC.
                              CLASS A COMMON STOCK
                         DIVIDEND REINVESTMENT PROGRAM

                               30,000,000 SHARES
                              CLASS A COMMON STOCK

       United Parcel Service, Inc. is pleased to offer you the opportunity to reinvest your dividends in shares of our class A common stock through the UPS Class A Dividend Reinvestment Program, which we refer to as the Class A DRIP.

       You can participate in the Class A DRIP if you are an existing holder of shares of UPS class A common stock. The Class A DRIP is a convenient and inexpensive way of increasing your UPS shareholdings.

                            CLASS A DRIP HIGHLIGHTS

       AUTOMATIC DIVIDEND REINVESTMENT. If you participate in the Class A DRIP, you can reinvest all or a portion of your dividends in additional shares of UPS class A common stock.

       FULL INVESTMENT. Full investment of your funds is possible because you will be credited with both whole and fractional shares. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

       TRANSACTION REPORTING. You will receive a notice after each transaction showing the details and your share balance in your Class A DRIP account.

       Your participation in the Class A DRIP is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the Class A DRIP, you will continue to receive cash dividends, if and when declared by our board of directors, in the usual manner.

       Dividends will be reinvested in newly issued shares of our class A common stock purchased from us on the dividend payment date. The per share price for shares of class A common stock purchased will be equal to the closing price of shares of UPS class B common stock on the New York Stock Exchange on the date of purchase or the most recent date on which shares of UPS class B common stock were traded.

       The Class A DRIP is administered by Mellon Bank, N.A. and its affiliate Mellon Investor Services, which we refer collectively to as MIS.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is January 30, 2004.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
The Company.................................................     1

Terms and Conditions of the UPS Class A Dividend                 1
  Reinvestment Program......................................

Where You Can Find More Information.........................     6

Indemnification under the Securities Act....................     7

Use of Proceeds.............................................     7

Legal Matters...............................................     7

Experts.....................................................     7

                                  THE COMPANY

       We are the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the management of goods, information and funds. We were founded in 1907 as a private messenger and delivery service in the Seattle, Washington area. Over the past 97 years, we have expanded from a small regional parcel delivery service into a global company. We deliver packages each business day for 1.8 million shipping customers to six million consignees. In 2002, we delivered an average of more than 13 million pieces per day worldwide. Total revenue in 2002 was over $31 billion.

       All references to "we," "our" and "us" in this prospectus refer to United Parcel Service, Inc. and all entities owned or controlled by us.

       Our principal executive offices are located at 55 Glenlake Parkway, NE, Atlanta, Georgia 30328, and our phone number is 404-828-6000.

                              TERMS AND CONDITIONS
                OF THE UPS CLASS A DIVIDEND REINVESTMENT PROGRAM

1.       HOW DOES THE CLASS A DRIP WORK?

       The UPS Class A Dividend Reinvestment Program is available to shareowners of UPS class A common stock and allows for the reinvestment of all or a portion of dividends into additional shares of UPS class A common stock at no cost to the shareowners for brokerage commissions or service fees. For shares of UPS class A common stock for which you elect dividend reinvestment, your dividends will be invested automatically in additional shares of UPS class A common stock at no cost to you for brokerage commissions or service fees. Instead of sending your regular dividend check to you, MIS will use your dividend to purchase more shares of UPS class A common stock from us and credit these shares to your account. The reinvestment of your dividends may be used to purchase a maximum of 10,000 shares of UPS class A common stock per calendar year.

2.       WHO IS ELIGIBLE TO PARTICIPATE IN THE CLASS A DRIP?

       Existing holders of UPS class A common stock can participate. Those holders may reinvest dividends on any shares held in book entry form at MIS (other than shares held in an individual retirement account) or for which they hold Class A share certificates.

       The Class A DRIP is a dividend reinvestment program only. You must own at least one share of UPS class A common stock to participate, and you cannot purchase your first shares through the Class A DRIP.

3.       HOW DO I ENROLL IN THE CLASS A DRIP?

       You can enroll in the Class A DRIP through the MIS Web site at http://www.melloninvestor.com, or through the Interactive Voice Recognition system, which we refer to as the IVR, by calling 1-888-663-8325.

4.       CAN I USE MY CLASS A DIVIDENDS TO PURCHASE CLASS B SHARES?

       No. UPS class A common stock dividends will be reinvested only in UPS class A common stock.

5.       CAN I REINVEST DIVIDENDS ON SHARES THAT HAVE BEEN HYPOTHECATED?

       In general, as long as dividends have not been pledged as security for a loan, you may elect dividend reinvestment on hypothecated shares.

6.       CAN I REINVEST DIVIDENDS ON SHARES HELD IN CERTIFICATE FORM?

       Yes.

7.       HOW IS THE CLASS A DRIP ADMINISTERED?

       MIS administers the Class A DRIP, keeps records, sends statements of accounts to participants and performs other duties relating to the Class A DRIP. Shares purchased under the Class A DRIP are registered in the name of each participant and are credited to the participant's account and related dividends are automatically reinvested in UPS class A common stock in the manner elected by the participant. Participants retain the right to vote all the shares credited to their accounts by MIS. Participants can access shareowner communications regarding the Class A DRIP, including the Investor Activity Report, through MLink(SM), a free, online service provided by MIS through its Web site. An Investor Activity Report, which we refer to as an IAR, can be viewed online through MLink(SM) after each purchase of shares and includes a record of the cost of shares acquired through the Class A DRIP. Each year participants receive through MLink(SM) an Internal Revenue Service Information Form 1099-DIV for reporting dividend income received.

       When you enroll through the MIS Web site, if you indicate that you do not wish to receive communications through MLink(SM), all communications will be sent to you through regular mail.

8.       WHAT ARE THE BENEFITS OF PARTICIPATING IN THE CLASS A DRIP?

       - A convenient, automatic method for obtaining additional shares of UPS class A common stock without paying brokerage commissions or service fees.

       - Full investment of your funds is possible because MIS will credit your account with both whole and fractional shares of UPS class A common stock. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

       - Your record maintenance is simplified through an IAR that can be accessed at http://www.melloninvestor.com after each investment in your account.

       - As long as you are a Class A DRIP participant, MIS, as your agent, will hold your shares in book-entry form. This provides protection against loss or theft of shares. If you prefer, certificates for full shares credited to your account will be delivered to you.

       - The Class A DRIP is entirely voluntary. You may begin participation at any time and terminate whenever you wish upon notice to MIS.

9.       DOES THE CLASS A DRIP OFFER DIFFERENT PARTICIPATION OPTIONS FOR
         REINVESTING?

       There are two different ways to participate in the Class A DRIP:

       - You can reinvest cash dividends on all of your shares of UPS class A common stock.

       - You can continue to receive dividends in cash for a portion of your shares of UPS class A common stock and reinvest the cash dividends paid on the remainder of your shares. Dividends you elect to receive in cash will be sent to you by electronic deposit to a bank account you designate.

       In addition, you may choose not to reinvest any of your dividends, in which case MIS will remit any dividends to you by check or by electronic deposit to a bank account you designate.

10.     WHEN AND AT WHAT PRICE ARE DIVIDENDS REINVESTED?

       If you choose dividend reinvestment for some or all of your shares of UPS class A common stock, MIS will invest dividends in additional shares of UPS class A common stock purchased from us on the dividend payment date. The price per share of UPS class A common stock you receive will be equal to the closing price of shares of UPS class B common stock on the New York Stock Exchange on the date of purchase or the most recent date on which shares of UPS class B common stock were traded. No interest will be paid on funds held by MIS pending investment.

11.     HOW DO I MAKE ADDITIONAL INVESTMENTS?

       Except for shares purchased through dividend reinvestment, you cannot make additional investments in UPS class A common stock through the Class A DRIP. You may make additional investments through the UPS Direct Transaction Program, which we refer to as DTP. DTP provides eligible UPS employees with a convenient way to make purchases of UPS class A shares over the Internet, without paying brokerage commissions, trading fees or service charges. The minimum number of shares that you may purchase in a single transaction through the DTP is 20. Eligible UPS employees may enroll in the DTP by completing a DTP enrollment form and following the other instructions for DTP enrollment provided on the MIS Web site. See question 3 for how to access the MIS Web site.

12.     WHAT ARE THE COSTS?

       There are no fees for dividend reinvestment under the Class A DRIP. However, you may incur certain fees on sales through the DTP.

13.     HOW CAN I VOTE MY SHARES?

       You will receive proxy material for all of your shares, including fractional shares, and your shares will be voted in accordance with your direction. If you wish, you may vote your shares in person at UPS shareowner meetings. Remember that each share of UPS class A common stock gives you ten votes, while you receive only one vote for each share of UPS class B common stock.

14.     CAN NON-U.S. RESIDENTS PARTICIPATE IN THE CLASS A DRIP?

       Yes; however, if we determine the Class A DRIP would violate the laws of any country, we reserve the right to discontinue the Class A DRIP in that country and to terminate the participation of participants in that country. All dividends paid to non-U.S. residents will be subject to U.S. tax withholding, as discussed in question 20.

15.     HOW WILL I KEEP TRACK OF MY INVESTMENTS?

       If you have registered for MLink(SM), MIS will send an email to you via MLink(SM) instructing you to view your transaction statement. The transaction statement will confirm the details of each transaction you make or you may view your transaction history online by accessing your account through the MIS Web site. If you continue to participate in the Class A DRIP, MIS also will send an email to you instructing you to view via MLink(SM) an annual notification of your holdings of UPS class A common stock in your Class A DRIP account. When you enroll through the MIS Web site, if you indicate that you do not wish to receive communications through MLink(SM), all communications will be sent to you through regular mail.

16.     WILL SHARE CERTIFICATES BE ISSUED?

       Share certificates will not be issued because the Class A DRIP provides for shares to be held in book-entry form. Shares purchased under the Class A DRIP will be maintained by MIS in your name in non-certificated form for safekeeping. You may, however, request a stock certificate from MIS at any time, free of charge.

17.     CAN I GET CERTIFICATES IF I WANT THEM?

       Yes. If you should ever want a stock certificate for all or a portion of the whole shares of UPS class A common stock in your account, MIS will send one to you upon request. MIS will mail a certificate to you within two business days upon receipt of your request. Please allow an additional five to seven business days for delivery of your certificate.

18.     HOW DO I SELL SHARES?

       We encourage you to view your investment in UPS as a long-term investment. However, if you find it necessary to sell shares of UPS class A common stock, you may sell them under the terms of the DTP or convert your shares of UPS class A common stock to shares of UPS class B common stock and then sell them through the class B Direct Investment and Dividend Reinvestment Plan or a licensed broker. In selling shares, you may incur a tax liability, so you should consult your tax advisor to understand the tax consequences if you plan to sell any shares.

19.     CAN I TRANSFER OR GIVE MY CLASS A DRIP SHARES AS A GIFT?

       Shares purchased through the Class A DRIP may be transferred to other accounts or given as gifts in the same manner as any other shares of Class A common stock you own.

20. WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE CLASS A DRIP?

       The following is a summary of certain U.S. federal income tax considerations regarding the Class A DRIP. This summary is based on current law, is for your general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to you in light of your personal investment circumstances, or if you are a type of investor who is subject to special treatment under the federal income tax laws. If you wish to participate in the Class A DRIP, you should consult your own tax advisor regarding the specific tax consequences (including the federal, state, local and foreign tax consequences) that may affect you if you participate in the Class A DRIP and of potential changes in applicable tax laws.

       Reinvestment of dividends under the Class A DRIP will not avoid the tax that otherwise would apply to the dividends. If you participate in the Class A DRIP, you will be treated for federal income tax purposes as having received a distribution from us equal to the fair market value on the dividend payment date of the shares of UPS class A common stock (including fractional shares) acquired with the reinvested dividends. In this regard, we intend to take the position that the fair market value of those shares on the dividend payment date is equal to their purchase price under the Class A DRIP. Your tax basis in any shares acquired under the Class A DRIP will be equal to the amount that was treated as a distribution. Your holding period for shares acquired under the Class A DRIP will begin on the day following the applicable dividend payment date on which you acquired the shares.

       Distributions by us will be treated as dividends for federal income tax purposes to the extent of our earnings and profits for federal income tax purposes. To the extent that the amount we distribute exceeds our current and accumulated earnings and profits, the distribution will be first treated as a tax-free return of capital to the extent of your tax basis in the stock with respect to which the distribution was received, with any excess taxable as gain realized from the sale of such stock.

       If you withdraw shares from the Class A DRIP and receive whole shares in certificate form, or if you deposit certificated shares with MIS for safekeeping, you will not realize any taxable income or loss. However, if you receive cash for a fractional share, you may recognize gain or loss with respect to such fractional share. In addition, if you sell any shares of UPS class A common stock, you may recognize taxable gain or loss.

       MIS will send a Form 1099-DIV to you and the Internal Revenue Service after each year end reporting all dividend income you received during the year on your UPS class A common stock.

       If you are subject to backup withholding on dividends, the amount of tax required to be withheld will be deducted from the cash dividend you otherwise would have received, and only the reduced amount will be reinvested under the Class A DRIP. Backup withholding may be required on any dividend payments to you if (a) you have failed to furnish your correct taxpayer identification number,
(b) the IRS has notified us that you have failed to report interest or dividends or (c) you have failed to certify, under penalties of perjury, that you are not subject to backup withholding.

       If you are a foreign participant whose income is subject to U.S. federal income tax withholding, the amount of tax required to be withheld will be deducted from the cash dividend you otherwise would have received, and only the reduced amount will be reinvested under the Class A DRIP. The filing of any documentation required to obtain a reduction in U.S. withholding tax is the responsibility of the shareowner.

21.     DOES PARTICIPATION IN THE CLASS A DRIP INVOLVE RISKS?

       Participation in the Class A DRIP does not create any risks other than risks that apply to any other investment in shares of UPS class A common stock.

22.     CAN MY PARTICIPATION BE TERMINATED?

       Once you have enrolled in the Class A DRIP, participation continues automatically unless terminated. You may terminate participation at any time by giving notice to MIS online, by telephone through the IVR or in writing. Thereafter, future dividends will be sent directly to you or a bank account you designate. Termination notices should be received by MIS four days prior to a dividend record date to avoid the reinvestment of the current dividend or any possible delay in receipt of your shares and/or cash. If your Class A DRIP account balance falls below one full share, MIS reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees, to you at your address of record. UPS may terminate participation by non-U.S. residents if their participation is no longer permissible, as discussed in Question 14.

23. DOES THE INSIDER TRADING COMPLIANCE PROGRAM APPLY TO ANY ASPECT OF THE CLASS A DRIP?

       Yes. Enrollment in the Class A DRIP or any change in your dividend reinvestment elections under the Class A DRIP must be made in compliance with the UPS Insider Trading Compliance Program. In addition to other limitations, the UPS Insider Trading Compliance Program provides that you may not enroll in the Class A DRIP or change your dividend reinvestment elections when you are in possession of material, non-public information about UPS.

24.     WHAT HAPPENS IF UPS ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

       In the event dividends are paid in UPS class A common stock, or if UPS class A common stock is distributed in connection with any stock split or similar transaction, your Class A DRIP account will be adjusted to reflect the receipt of the UPS class A common stock so paid or distributed.

25.     WHAT ARE THE RESPONSIBILITIES OF UPS AND MIS UNDER THE CLASS A DRIP?

       Neither UPS nor MIS will be liable for any act they take in good faith or for any good faith omission to act. This includes any claim of liability based on the prices or times at which shares are purchased, any change in the value of shares or any failure to change elections or terminate an account prior to receipt of appropriate notice. In addition, we assume no responsibility for the accuracy of any information contained in MIS's Web site. This is not a waiver of any rights you may have under securities laws.

       The payment of dividends is at the discretion of UPS's board of directors and will depend upon future earnings, the financial condition of UPS and other factors. The board may change the amount and timing of dividends at any time without notice.

       Neither UPS nor MIS can assure you a profit or protect you against a loss on the shares you purchase under the Class A DRIP.

26.     MAY THE CLASS A DRIP BE CHANGED OR TERMINATED?

       We reserve the right to suspend, modify or terminate the Class A DRIP at any time. You will receive notice of any such suspension, modification or termination. UPS and MIS also reserve the right to change any administrative procedures of the Class A DRIP.

27.     WHERE CAN I OBTAIN ADDITIONAL INFORMATION?

     Any questions you have about the Class A DRIP, should be made directly to MIS at its toll-free number:

                                 1-888-663-8325

              You may also write to MIS at the following address:

                                  Mellon Bank
                          c/o Mellon Investor Services
                                 P.O. Box 3338
                        South Hackensack, NJ 07606-1938

     Be sure to include your name, address, account key and daytime phone number on all correspondence.

                      WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings from the New York Stock Exchange, you should call 212-656-5060.

       The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities offered by this prospectus:

       -   Annual Report on Form 10-K for the year ended December 31, 2002;

       - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

       - Current Reports on Form 8-K filed on February 21, 2003 and September 12, 2003; and

       - the description of United Parcel Service of America, Inc.'s common stock, $.10 par value per share, contained in its registration statement on Form 8-A, filed with the SEC in April 1970, as updated by Item 5 of its Annual Report on Form 10-K for the year ended December 31, 1998, as modified by the description of the UPS class A common stock contained in our registration statement on Form S-4 (no. 333-83349) filed with the SEC on September 22, 1999. We succeeded to the Exchange Act registration of United Parcel Service of America, Inc. pursuant to Rule 12g-3 under the Exchange Act.

       We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies of these documents should be directed to:

                          United Parcel Service, Inc.
                           55 Glenlake Parkway, N.E.
                             Atlanta, Georgia 30328
                         Attention: Corporate Secretary
                            Telephone: 404-828-6000

       We have also filed a registration statement with the SEC relating to the UPS class A common stock described in this prospectus. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the shares. The registration statement may contain additional information that may be important to you.

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR DIFFERENT INFORMATION. WE ARE ONLY OFFERING THESE SHARES IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

                    INDEMNIFICATION UNDER THE SECURITIES ACT

       As permitted by law, directors and officers of UPS are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving as such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling UPS pursuant to the foregoing provisions, UPS has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                USE OF PROCEEDS

       The proceeds from the sale of shares of UPS class A common stock pursuant to the Class A DRIP will be used for general corporate purposes.

                                 LEGAL MATTERS

       Certain legal matters with regard to the shares of UPS class A common stock have been passed upon by King & Spalding LLP.

                                    EXPERTS

       The consolidated financial statements incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in our method of accounting for both derivative instruments and hedging activities and goodwill and other intangible assets to conform with Statement of Financial Accounting Standards No. 133, as amended, and Statement of Financial Accounting Standards No. 142, respectively), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

---------------------------------------------------
---------------------------------------------------

     THIS DOCUMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF CLASS A COMMON STOCK OR ANY OTHER SECURITIES IN ANY JURISDICTION OR TO ANY PERSON IF THAT TRANSACTION WOULD BE UNLAWFUL IN THAT JURISDICTION.

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

---------------------------------------------------
---------------------------------------------------
---------------------------------------------------
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                                   (UPS LOGO)
                                 UNITED PARCEL
                                 SERVICE, INC.
                                 CLASS A COMMON
                                 STOCK DIVIDEND
                                  REINVESTMENT
                                    PROGRAM
                          UNITED PARCEL SERVICE, INC.
                                JANUARY 30, 2004

---------------------------------------------------
---------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. The amounts shown are estimates, except for the registration fee.

SEC Registration Fee................................   $274,698.27
Accounting fees and expenses........................        15,000
Legal fees and expenses.............................        20,000
Miscellaneous expenses..............................         5,000
                                                       -----------
          TOTAL.....................................   $314,698.27
                                                       ===========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

       Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

       Our Restated Certificate of Incorporation, as amended, does not provide for indemnification of our directors and officers, but our Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, subject to very limited exceptions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       (A) EXHIBITS.

EXHIBIT NO.     DESCRIPTION
-----------     -----------
4.1             Form of Restated Certificate of Incorporation of United
                Parcel Service, Inc. (incorporated by reference to Exhibit
                3.1 to Form 10-Q for the Quarter Ended June 30, 2002).

4.2 Form of Bylaws of United Parcel Service, Inc. (incorporated by reference to Exhibit 3.2 to the registration statement on Form S-4 (No. 333-83349), filed on July 21, 1999, as amended).

4.3 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registration statement on Form S-4 (No. 333-83349), filed on July 21, 1999, as amended).

5.1             Opinion of King & Spalding LLP.

23.1            Consent of Deloitte & Touche LLP.

23.2            Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included with the signature page to this registration statement).

ITEM 17. UNDERTAKINGS.

       (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, thereunto duly authorized, on the 29th day of January, 2004.

                                         UNITED PARCEL SERVICE, INC.

                                         By: /s/ MICHAEL L. ESKEW
                                            ------------------------------------
                                             Michael L. Eskew
                                             Chairman and Chief Executive
                                             Officer

                               POWER OF ATTORNEY

       We, the undersigned officers and directors of United Parcel Service, Inc., hereby severally constitute and appoint D. Scott Davis and Allen E. Hill and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and any registration statement in connection with this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable United Parcel Service, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto (or such registration statement filed pursuant to Rule 462(b)).

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 29th day of January, 2004:

              SIGNATURE                                       TITLE
              ---------                                       -----

/s/ D. SCOTT DAVIS                       Senior Vice President, Chief Financial Officer
--------------------------------------   and Treasurer
D. Scott Davis                           (Principal Financial and Accounting Officer)


/s/ CALVIN DARDEN                        Senior Vice President and Director
--------------------------------------
Calvin Darden


/s/ MICHAEL L. ESKEW                     Chairman and Chief Executive Officer
--------------------------------------   (Principal Executive Officer)
Michael L. Eskew


                                         Director
--------------------------------------
James P. Kelly


                                         Director
--------------------------------------
Ann M. Livermore

              SIGNATURE                                          TITLE
              ---------                                          -----

/s/ GARY E. MACDOUGAL                    Director
--------------------------------------
Gary E. MacDougal


/s/ VICTOR A. PELSON                     Director
--------------------------------------
Victor A. Pelson


/s/ LEA N. SOUPATA                       Senior Vice President and Director
--------------------------------------
Lea N. Soupata


/s/ ROBERT M. TEETER                     Director
--------------------------------------
Robert M. Teeter


                                         Director
--------------------------------------
John W. Thompson


                                         Director
--------------------------------------
Carol B. Tome

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------
4.1             Form of Restated Certificate of Incorporation of United
                Parcel Service, Inc. (incorporated by reference to Exhibit
                3.1 to Form 10-Q for the Quarter Ended June 30, 2002).

4.2 Form of Bylaws of United Parcel Service, Inc. (incorporated by reference to Exhibit 3.2 to the registration statement on Form S-4 (No. 333-83349), filed on July 21, 1999, as amended).

4.3 Form of Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registration statement on Form S-4 (No. 333-83349), filed on July 21, 1999, as amended).

5.1             Opinion of King & Spalding LLP.

23.1            Consent of Deloitte & Touche LLP.

23.2            Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included with the signature page to this registration statement).